Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of FONU2, Inc. (the “Registrant”) on Form 10-K for the year ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Transition Report”), we, Jeffrey Pollitt, CEO, and Robert B. Lees, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Transition Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Transition Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	January 15, 2013	By:	/s/Jeffrey Pollitt
Jeffrey Pollitt, CEO, President and Director

Date:	January 15, 2013	By:	/s/Robert B. Lees
Robert B. Lees, CFO, Secretary and Director